AMENDMENT NO. 22

TO

MASTER DISTRIBUTION PLAN

This Amendment effective as of April 29, 2013, amends The Master Distribution Plan (the “Plan”), dated as of July 16, 2001, pursuant to Rule 12b-1, of AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware statutory trust, is hereby amended as follows:

WHEREAS, the parties desire to amend the Agreement to remove Invesco V.I. High Yield Securities Fund;

NOW THEREFORE, Schedule A of the Plan is hereby deleted in its entirety and replaced with the following:

“SCHEDULE A

TO

MASTER DISTRIBUTION PLAN

OF

AIM VARIABLE INSURANCE FUNDS

(INVESCO VARIABLE INSURANCE FUNDS)

(Series II Shares)

(DISTRIBUTION FEE)

The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for each Portfolio (or Class thereof) designated below, a Distribution Fee determined by applying the annual rate set forth below as to each Portfolio (or Class thereof) to the average daily net assets of the Portfolio (or Class thereof) for the plan year, computed in a manner used for the determination of the offering price of shares of the Portfolio.

Portfolio:	Distribution Fee:
Invesco V.I. Balanced-Risk Allocation Fund	0.25%
Invesco V.I. Value Opportunities Fund	0.25%
Invesco V.I. Core Equity Fund	0.25%
Invesco V.I. Diversified Income Fund	0.25%
Invesco V.I. Global Health Care Fund	0.25%
Invesco V.I. Global Real Estate Fund	0.25%
Invesco V.I. Government Securities Fund	0.25%
Invesco V.I. High Yield Fund	0.25%
Invesco V.I. International Growth Fund	0.25%
Invesco V.I. Mid Cap Core Equity Fund	0.25%
Invesco V.I. Money Market Fund	0.25%
Invesco V.I. Small Cap Equity Fund	0.25%
Invesco V.I. Technology Fund	0.25%
Invesco V.I. Utilities Fund	0.25%
Invesco V.I. Diversified Dividend Fund	0.25%
Invesco V.I. S&P 500 Index Fund	0.25%
Invesco V.I. Equally Weighted S&P 500 Fund	0.25%
Invesco V.I. American Franchise Fund	0.25%
Invesco V.I. Comstock Fund	0.25%
Invesco V.I. Equity and Income Fund	0.25%
Invesco V.I. Global Core Equity Fund	0.25%
Invesco V.I. Growth and Income Fund	0.25%
Invesco V.I. Mid Cap Growth Fund	0.25%
Invesco V.I. American Value Fund	0.25%”

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)
(on behalf of its Series II Shares)

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr
	Assistant Secretary		John M. Zerr
Senior Vice President

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